Exhibit 99.1

Donlen Corporation and Subsidiaries

Consolidated Financial Statements
Year Ended August 31, 2011

The report accompanying these financial statements was issued by BDO USA,
LLP, a Delaware limited liability partnership and the U.S. member of BDO
International Limited, a UK company limited by guarantee.

Donlen Corporation and Subsidiaries

Consolidated Financial Statements

Year Ended August 31, 2011

Donlen Corporation and Subsidiaries

Contents

Independent Auditors’ Report	3

Financial Statements

Consolidated Balance Sheet as of August 31, 2011	4-5

Consolidated Statement of Income for the Year Ended August 31, 2011	6

Consolidated Statement of Changes in Stockholders’ Equity for the Year Ended August 31, 2011	7

Consolidated Statement of Cash Flows for the Year Ended August 31, 2011	8-9

Summary of Accounting Policies	10-14

Notes to Consolidated Financial Statements	15-20

Independent Auditors’ Report

Donlen Corporation

Northbrook, Illinois

We have audited the accompanying consolidated balance sheet of Donlen Corporation and Subsidiaries as of August 31, 2011, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Donlen Corporation and Subsidiaries at August 31, 2011, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/BDO USA, LLP

Chicago, Illinois

October 21, 2011

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.

Financial Statements

Donlen Corporation and Subsidiaries

Consolidated Balance Sheet

(In Thousands of Dollars)

August 31,	2011

Assets

Cash and Cash Equivalents	$35,592

Accounts Receivable, less allowance for doubtful accounts of $1,841	62,081

Vehicles on Operating Leases	1,781,199
Less accumulated depreciation	904,412

876,787

Vehicles Held for Resale, Net of Accumulated Depreciation	4,587

Property and Equipment	27,921
Less accumulated depreciation and amortization	22,765

5,156

Prepaid Expenses and Other Assets	9,276

Total Assets	$993,479

Donlen Corporation and Subsidiaries

Consolidated Balance Sheet

(In Thousands of Dollars)

August 31,	2011

Liabilities and Stockholders’ Equity

Liabilities
Vehicle financing	$728,831
Accounts payable and accrued expenses	40,513
Amounts due customers	9,618
Accrued interest payable	138
Deferred income taxes	81,506

Total Liabilities	860,606

Commitments and Contingencies (Notes 8 and 13)

Stockholders’ Equity
Preferred stock - no par value; authorized 100,000 shares; none issued	—
Common stock - no par value; authorized 1,000,000 shares; issued and outstanding 221,673 shares at stated value of $.10	23
Additional paid-in capital	2,321
Retained earnings	129,514
Accumulated other comprehensive income	296

Total Donlen Corporation Stockholders’ Equity	132,154

Noncontrolling Interests	719

Total Stockholders’ Equity	132,873

Total Liabilities and Stockholders’ Equity	$993,479

See accompanying summary of accounting policies
and notes to consolidated financial statements.

Donlen Corporation and Subsidiaries

Consolidated Statement of Income

(In Thousands of Dollars)

Year ended August 31,	2011

Revenues From Leasing	$363,891

Expenses Related to Leasing
Interest on vehicle financing	6,816
Depreciation on leased vehicles	315,236
Other	272

322,324

Net revenues from leasing	41,567

Maintenance Services and Other Revenues	32,408

Total net revenues	73,975

Selling, General and Administrative Expenses	39,768
Merger-Related Transaction Expenses (Note 13)	5,473

Income before taxes on income and noncontrolling interests	28,734

Taxes on Income	11,692

Net Income	17,042

Net Income Attributable to Noncontrolling Interests	107

Net Income Attributable to Donlen Corporation	$16,935

See accompanying summary of accounting policies
and notes to consolidated financial statements.

Donlen Corporation and Subsidiaries

Consolidated Statement of Changes in Stockholders’ Equity

(In Thousands of Dollars)

	Common Stock
	Voting		Non-Voting				Accumulated		Total Donlen
	Number		Number		Additional		Other		Corporation
	of		of		Paid-in	Retained	Comprehensive	Comprehensive	Stockholders’	Noncontrolling
	Shares	Amount	Shares	Amount	Capital	Earnings	(Loss) Income	Income	Equity	Interests

Balance, September 1, 2010	221,167	$22	4,713	$1	$2,321	$118,289	$(205)		$120,428	$612

Net Income, for year ended August 31, 2011	—	—	—	—	—	16,935	—	$16,935	16,935	107

Dividends Paid, at $5.70 per share	—	—	—	—	—	(1,272)	—	—	(1,272)	—

Stock Redemption	(4,207)	—	—	—	—	(4,438)	—	—	(4,438)	—

Change in Fair Value of Cash Flow Hedges	—	—	—	—	—	—	282	282	282	—

Cumulative Translation Adjustment	—	—	—	—	—	—	219	219	219	—

Comprehensive Income								$17,436

Balance, August 31, 2011	216,960	$22	4,713	$1	$2,321	$129,514	$296		$132,154	$719

See accompanying summary of accounting policies and notes to consolidated financial statements.

Donlen Corporation and Subsidiaries

Consolidated Statement of Cash Flows

(In Thousands of Dollars)

Year ended August 31,	2011

Cash Flows From Operating Activities
Net income	$17,042

Adjustments to reconcile net income to net cash provided by operating activities
Depreciation of leased vehicles	315,236
Depreciation and amortization of property and equipment	3,673
Deferred income tax provision	8,755
Loss on investment	410
Forgiveness of stockholder note receviable	446
Stock-based compensation expense	140
Changes in assets and liabilities
Increase in accounts receivable	(17,791)
Increase in vehicles held for resale	(411)
Increase in prepaid expenses and other assets	(3,665)
Increase in accounts payable and accrued expenses	1,736
Increase in amounts due customers	923
Decrease in accrued interest payable	(62)
Increase in accrued income taxes, net	1,954

Total adjustments	311,344

Net cash provided by operating activities	328,386

Cash Flows Used in Investing Activities
Purchases of vehicles	(554,497)
Proceeds from sale of vehicles	86,524
Purchases of property and equipment	(2,508)
Equity investment	(217)

Net cash used in investing activities	(470,698)

Cash Flows From Financing Activities
Net proceeds from revolving vehicle financing	295,692
Payments on other vehicle financing	(110,000)
Payments on notes payable	(8,031)
Dividends paid	(1,272)
Redemption of stock	(4,438)

Net cash provided by financing activities	171,951

Donlen Corporation and Subsidiaries

Consolidated Statement of Cash Flows

(In Thousands of Dollars)

Year ended August 31,	2011

Effect of Foreign Exchange Rate Changes	$173

Net Increase in Cash and Cash Equivalents	29,812

Cash and Cash Equivalents, at beginning of year	5,780

Cash and Cash Equivalents, at end of year	$35,592

Supplemental Disclosures of Cash Flow Information
Cash paid during the year for
Interest	$6,878
Income taxes, net of (refunds) received	4,925

Supplemental Disclosure of Non Cash Investing and Financing Activities
Gain from change in value of cash flow hedge	$282

See accompanying summary of accounting policies
and notes to consolidated financial statements.

Donlen Corporation and Subsidiaries

Summary of Accounting Policies

(In Thousands of Dollars)

Organization and Principles of Consolidation

Donlen Corporation was incorporated in the State of Illinois on April 27, 1965. The following is a summary of Donlen Corporation’s consolidated subsidiaries:

Entity	Organized/ Incorporated	Ownership Percentage

Donlen Fleet Leasing Ltd. (“Fleet Leasing”)	April 15, 1993 Ontario, Canada	78.9%

Donlen Fleet Management Services, Inc. (“FMS”)	December 1, 1993 Illinois	100.0%

Donlen Trust (“Trust”), a Business Trust	March 27, 2001 Delaware	100.0%

GN Funding II, L.L.C. (“GN II”), a Special Purpose Entity	June 14, 2001 Illinois	99.9%

GN Funding IV, L.L.C. (“GN IV”), a Special Purpose Entity	September 19, 2002 Delaware	100.0%

GN Funding V, L.L.C.(“GN V”), a Special Purpose Entity	June 4, 2003 Delaware	100.0%

Donlen Government Services, Inc. (“DGS”)	June 11, 2003 Illinois	100.0%

Donlen Mexico S. DE R.L. DE C.V. (“Donlen Mexico”)	December 17, 2007 Illinois	100.0%

The financial statements include the accounts of Donlen Corporation and its subsidiaries (the “Company”). All intercompany balances and transactions have been eliminated in consolidation.

Nature of Business

Donlen Corporation, Fleet Leasing, the Trust and Donlen Mexico are primarily engaged in leasing vehicles to national corporate customers throughout the United States and Canada (with limited operations in Mexico) under operating leases. DGS leases exclusively to governmental customers. Donlen Corporation acts as a Servicer for the Trust in the origination and servicing of the leases. The leases and leased vehicles are owned by the Trust. The initial lease term under the Trust and Fleet Leasing leases is typically for a period of approximately 12 months and, thereafter, may be extended at the option of the lessee on a month-to-month basis. The lease agreements for such leases provide that the lessee is responsible for all maintenance and repairs. Any gain or loss which results from the resale or other retirement of vehicles under such leases is refunded to or paid by the lessee as an adjustment under the Terminal Rental Adjustment Clause (“TRAC”) of the lease. These leases guarantee to the lessee the recovery of a minimum residual value of the vehicles at the time of sale. The Company’s experience has been that vehicles under lease have consistently been sold for amounts exceeding the minimum residual value and, thus, has not

Donlen Corporation and Subsidiaries

Summary of Accounting Policies

(In Thousands of Dollars)

provided for an allowance for future losses on those residuals. The DGS leases are closed-end leases where all residual gain or loss is held by DGS.

GN II, GN IV, and GN V (collectively the “special purpose entities”) were organized for the special purpose of purchasing Certificates of Beneficial Interest in the Trust (representing a beneficial ownership interest in specifically identified leases, leased vehicles and other Trust assets) from Donlen Corporation. Each special purpose entity is a separate legal entity and has separate creditors that are entitled to be satisfied out of their respective assets prior to any value becoming available to Donlen Corporation, as owner of the equity interests in these special purpose entities. Accordingly, the assets of GN II, GN IV, GN V, and the Trust generally are not available from these entities to pay creditors of Donlen Corporation, until the separate creditors of each specific legal entity have been repaid in full.

FMS provides various fleet management services, including maintenance and administration, to the Company’s customers.

Effective diversification of funding sources is an important element in managing the Company’s risk. The Company has access to capital from the bank market, the asset securitization market and from privately placed notes. These financing arrangements provide the Company with sufficient capital to support and grow its investment in its fleet leasing portfolio at an appropriate cost of funds.

Equity Method Investments

The Company uses the equity method to account for its 49% investment in GreenDriver, Inc. As of August 31, 2011, the Company’s equity method investment in GreenDriver, Inc. totaled $74. During 2011, the Company contributed an additional $217 on a pro rata basis to GreenDriver and recorded an equity method loss in this investment of $410. GreenDriver, Inc. was established on September 30, 2008, as an Illinois Corporation, in order to train drivers (via e-learning) in how to reduce fuel consumption, resulting in lower operating costs and greener fleets. GreenDriver, Inc. is committed to helping commercial and government fleets reduce their CO2 emissions and fuel costs by focusing on the greatest variable in a vehicle’s fuel efficiency - the driver.

Financial Instruments - Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of trade receivables for leases, fleet management services, and TRAC adjustments. Concentrations of credit risk with respect to trade receivables are limited due to the Company’s large number of customers and their dispersion across many different industries throughout the United States and Canada. Credit risk may occur at the termination of the lease for receivables arising under the TRAC provision, but the Company’s experience has been favorable with regard to collection of TRAC adjustments. As of August 31, 2011, the Company believes they have no significant concentrations of credit risk.

Revenue Recognition

Leasing revenue is recognized ratably over the lease term.

Donlen Corporation and Subsidiaries

Summary of Accounting Policies

(In Thousands of Dollars)

Maintenance administrative fees are recognized monthly and maintenance service revenue is recognized when billed or accrued in the month in which it is earned.  Maintenance services and other revenues are recorded on a net basis.

Vehicles Held for Resale

Used vehicles held for resale are carried at depreciated cost.

Leased Vehicles

Vehicles leased under operating leases are carried at depreciated cost. Vehicles are depreciated by the straight-line method on an average of 48 months.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

Property and Equipment

Property and equipment are carried at depreciated cost. Depreciation is computed over the estimated useful lives of the assets by the straight-line method. Amortization of leasehold improvements is computed by the straight-line method over the lesser of the useful life of the assets or the term of the lease.

Accounts Receivable

An allowance for doubtful accounts is maintained at a level management believes is sufficient to cover potential losses based on historical trends and known current factors affecting the Company’s customers.

Restricted Cash

At August 31, 2011, prepaid expenses and other assets include restricted cash of $1,971 which consists of customer deposits that are held in separate accounts based on agreements with the customers to reduce credit risk to the Company. At August 31, 2011, prepaid and other expenses also include $347 of funds related to cash proceeds received for vehicles sold to be used in like kind exchange transactions in the future. Based on the nature of these items, the Company is restricted from use of the funds; therefore, these amounts have been excluded from cash and cash equivalents on the balance sheet.

Derivatives

The Company follows Accounting Standards Codification (“ASC”) 815, “Accounting for Derivative Instruments and Hedging Activities,” as amended. Under ASC 815, all derivatives are carried on the balance sheet at fair value. If the derivative is a qualifying fair value hedge, changes in the fair value of the hedged assets, liabilities or firm commitments are recognized through earnings. If the derivative is a qualifying cash flow hedge, the effective portion of changes in the fair value of the derivative is recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative’s change in fair value is immediately recognized

Donlen Corporation and Subsidiaries

Summary of Accounting Policies

(In Thousands of Dollars)

in earnings. The Company is party to interest rate swap transactions that qualify as derivatives under ASC 815 (Note 11). As of August 31, 2011, accumulated other comprehensive loss related to cash flow hedges amounted to $310.

Income Taxes

Deferred income taxes are provided for temporary differences in reporting transactions for tax and financial reporting purposes using the asset and liability method. The primary difference is the use of straight-line depreciation for financial statement purposes, accelerated depreciation for tax purposes and the utilization of a like-kind exchange program commencing in fiscal 2008.

The Company adopted the provisions of a new accounting standard included in Financial Accounting Standards Board (“FASB”) ASC 740, “Income Taxes,” formerly FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes,” (“FIN 48”) on September 1, 2009. This guidance specifies how tax benefits for uncertain tax positions are to be measured, recognized and disclosed in the financial statements. The adoption or continuing application did not have a material impact on the Company’s financial statements. The Company recognizes any corresponding interest and penalties associated with its income tax positions in income tax expense - there were none for 2011. Tax years going back to 2007 remain open for examination.

Translation of Foreign Currencies

Assets and liabilities of Fleet Leasing are translated from Canadian dollars into U.S. dollars at the exchange rate in effect at the balance sheet date. Revenue and expense accounts are translated at a weighted average of exchange rates which were in effect during the year. Translation adjustments that arise from translating a foreign subsidiary’s financial statements from local currency to U.S. dollars are accumulated as a separate component of stockholders’ equity designated as accumulated other comprehensive income or loss and were $606 as of August 31, 2011. Transaction gains and losses that arise from exchange rate changes on transactions denominated in a currency other than the local currency are included in results of operations as incurred.

Stock-Based Compensation

The Company accounts for stock-based employee compensation arrangements in accordance with ASC 718, “Share-Based Payment”. ASC 718 generally requires the cost associated with employee services received in exchange for an award of equity instruments to be measured based on the grant-date fair value of the award and recognized in the financial statements over the period during which employees are required to provide services in exchange for the award. The awards to non-owner employees are classified as liabilities as the Company can be required to repurchase the awards when or after being exercised by transferring cash. Therefore, the Company has recorded a liability for all vested awards based upon the repurchase price which, in accordance with the arrangements, is generally based upon the book value of the Company as of the preceding August 31.

Non-Controlling Interests

ASC 810, “Consolidation” establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the accounting for future ownership changes with respect to those subsidiaries. This standard defines a noncontrolling interest, previously called a minority interest,

Donlen Corporation and Subsidiaries

Summary of Accounting Policies

(In Thousands of Dollars)

as the portion of equity in a subsidiary not attributable, directly or indirectly, to a parent. ASC 810 requires, among other items, that a noncontrolling interest be included in the consolidated balance sheet within equity separate from the parent’s equity; consolidated net income to be reported at amounts inclusive of both the parent’s and noncontrolling interest’s shares and, separately, the amounts of consolidated net income attributable to the parent and noncontrolling interest all on the consolidated statements of income; and if a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be measured at fair value and a gain or loss be recognized in net income based on such fair value.

Estimates

The accompanying financial statements include estimated amounts and disclosures based on management’s assumptions about future events. Actual results may differ from those estimates.

Fair Value of Financial Instruments

Accounts receivable, accounts payable and accrued expenses approximate fair value due to the short-term nature of these amounts. Vehicle financing and notes payable approximate fair value since the interest rates being paid on these amounts approximate the market interest rate. Also, certain vehicle financing consists of fixed rate notes which are recorded at fair value pursuant to fair value hedges. The fair value of the Company’s interest rate swap agreements is the estimated amount the Company would have to pay or receive to terminate the agreements based on current market prices as provided by the financial institutions which are counterparties to the agreements.

The Company follows ASC 820 “Fair Value Measurements and Disclosures”, which establishes a framework for reporting fair value and expands disclosure required for fair value measurements.  ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore, requiring an entity to develop its own assumptions.

As of August 31, 2011, the Company had interest rate swap agreements (Note 11) that are required to be measured at fair value on a recurring basis. These instruments had fair values that were based on Level 2 inputs as of August 31, 2011.

Advertising Costs

Advertising costs, which are included in selling, general and administrative expenses, are expensed as incurred.

Donlen Corporation and Subsidiaries

Notes to Consolidated Financial Statements

(In Thousands of Dollars)

1.                                      Leases

Assuming extension of the leases until full depreciation of the vehicles, estimated future lease payments to be received and the related vehicle financing debt maturities at August 31, 2011 are as follows:

Year ending August 31,	Estimated Future Lease Payments to be Received	Debt Maturities

2012	$343,268	$445,831
2013	279,855	283,000
2014	184,467	—
2015	61,647	—
2016	6,868	—
Thereafter	682	—

	$876,787	$728,831

Lessees canceling leases prior to the end of the useful life of the leased vehicle are charged the TRAC adjustment sufficient to recover the undepreciated cost, if any, of the vehicle.

2.                                      Vehicle Financing

As of August 31, 2011, the Company’s special purpose entities had three pooled lease receivable agreements with three financial institutions. Terms of these agreements state that the Company can borrow, on a revolving basis, up to $625,000 at August 31, 2011 of which the Company had borrowed $458,000. Interest rates on these agreements, which were approximately 0.25% at August 31, 2011, may fluctuate daily by institution with varying short-term maturity dates being assigned. The Company pledged $515,577 of leased asset receivables to collateralize the borrowings as of August 31, 2011, in accordance with these agreements. The Company recognizes these transactions as borrowing arrangements. The agreements have expiration dates that range between May 2012 and July 2013. The pooled lease receivable agreements are subject to certain financial covenants. At August 31, 2011, the Company was in compliance with these financial covenants.

Vehicle financing is also accomplished through a collateral pool agreement. Under this agreement, the Company may borrow funds based on the collateral value of all vehicles in the pool. The Company has a $225,000 revolving line-of-credit facility expiring in May 2012, uncommitted facilities totaling $10,000 due on demand, and a $5,000 committed facility expiring in November 2011. Outstanding borrowings under the revolving line of credit were $225,000 at August 31, 2011. There were no outstanding borrowings under the uncommitted facilities at August 31, 2011. There were outstanding borrowings of $4,785 under the committed facility at August 31, 2011. Interest rates on the revolving line-of-credit facility (0.59% at August 31, 2011), and the committed facility (2.18% at August 31, 2011) are generally fixed for the term of each advance.

Donlen Corporation and Subsidiaries

Notes to Consolidated Financial Statements

(In Thousands of Dollars)

Additionally, other vehicle refinancing totaled $2,187 at August 31, 2011, and is collateralized by certain customers’ vehicles. Interest rates on the other vehicle financing at August 31, 2011 ranged from 2.61% to 10.00%.

Donlen Fleet Leasing entered into a Credit Agreement with two banks in March 2007; effective June 30, 2010, the Third Amendment to the Credit Agreement became effective. The amount available to borrow under the amendment is $40,904 and a third bank was added to the facility. This facility, which is guaranteed by Donlen Corporation, expires in May 2012. Outstanding borrowings at August 31, 2011 were $38,859. This agreement requires monthly interest payments based on Canadian LIBOR (effectively 2.96% at August 31, 2011).

In January 2006, the Company entered into a “note purchase and private shelf agreement” secured by the same pool of collateral as the revolving line of credit. The agreement included Series B, a $40,000 5.23% fixed rate note maturing January 2011; Series C, a $35,000 6.05% fixed rate note maturing July 2011; and Series D, a $25,000 floating rate note maturing August 2011. At August 31, 2011, the notes had matured and there were no balances outstanding.

In May 2006, the Company issued a $20,000 note to a bank lender secured by the same pool of collateral as the revolving line of credit of which $5,000 matured in May 2009, $5,000 matured in May 2010 and the remaining amount of $10,000 matured in May 2011.

At August 31, 2011, the amounts available for vehicle financing under the pooled lease receivable agreements and committed revolving line-of-credit facility (subject to collateral availability) approximated $169,000.

3.                                      Property and Equipment

Property and equipment consisted of the following at August 31, 2011:

	Amount	Estimated Useful Lives

Office furniture and equipment	$7,168	3-7 years
Computer software	17,706	2-4 years
Leasehold improvements	2,237	3-10 years
Building	810	39 years

Property and equipment	27,921
Accumulated depreciation	(22,765)

Net property and equipment	$5,156

4.                                      Notes Payable to Stockholders

At August 31, 2011, there were no outstanding notes payable to stockholders. At August 31, 2010, the Company had unsecured notes payable to stockholders in the amount of $8,031 which were due in October 2010. The notes were renewed in April 2011 and were paid during fiscal 2011. The notes bear interest at a rate of 2.25% per annum in 2011. Interest expense relating to these notes was $104 in 2011.

Donlen Corporation and Subsidiaries

Notes to Consolidated Financial Statements

(In Thousands of Dollars)

5.             Income Taxes

Income tax expense for the year ended August 31, 2011 was as follows:

Amount

Current	$2,249
Deferred	8,755
Foreign	688

$11,692

At August 31, 2011, the Company had $9,105 of alternative minimum tax credits available to offset future federal income taxes. These credits do not expire. Further, the Company had $54,560 of net operating loss (“NOL”) carryforwards available to offset future federal taxable income that expire in years through 2030.

The deferred tax liability at August 31, 2011 was comprised of:

Amount

Deferred tax liability (depreciation)	$(105,874)
Deferred tax liability (like-kind exchange)	(10,985)
Deferred tax asset (alternative minimum tax credits)	9,105
Deferred tax asset (NOLs)	19,096
Deferred tax asset state (depreciation and NOL)	4,569
Deferred tax asset (other)	2,583

$81,506

The following summary reconciles the provision for income taxes for the year ended August 31, 2011:

Amount

Income taxes at statutory rates	$9,932
State taxes net of federal tax benefit	959
Other	801

$11,692

6.             Profit Sharing Plan

The Company has a qualified 401(k) contributory profit sharing plan which covers substantially all employees. Contributions to the plan by the Company include discretionary matching contributions by the Company and a discretionary profit sharing contribution. The total contributions by the Company for the year ended August 31, 2011 were $376.

7.             Common Stock

Stock Option Plan

Effective December 1, 2000, the Company adopted a stock option plan which provides for up to 100,000 nonqualified stock options to be granted to certain key employees for the purchase of

Donlen Corporation and Subsidiaries

Notes to Consolidated Financial Statements

(In Thousands of Dollars)

shares of the Company’s common stock. The options are exercisable over a 10-year period from the grant date. A participant’s option may be exercised only if and to the extent that it has been vested. Options generally become vested on a monthly basis over a three-year period from the grant date, although accelerated vesting can occur upon sale of the Company, as defined.

As of August 31, 2011, 74,558 options had been issued, which were still outstanding, of which 72,097 had fully vested.

During the fiscal year ended August 31, 2011, the Company had the following stock option activity.

	Number of Options Outstanding	Weighted Average Exercise Prices

Balance, at September 1, 2010	72,308	$189
Granted	2,250	400

Balance, at August 31, 2011	74,558	$589

The Company recognized compensation expense of $140 during fiscal 2011, as a result of employee stock options.  At August 31, 2011, the liability recorded for stock options was $2,294. Subsequent to year end, all outstanding options were exercised and the related shares were redeemed pursuant to the transaction described in Note 13.

Stock Repurchase Agreements

Under the terms of stock repurchase agreements, the Company may be obligated to purchase, at book value, the stock of certain stockholders under certain circumstances.

During 2011, one principal shareholder redeemed a total of 4,207 shares of common stock for approximately $4,438.

8.             Leased Facilities and Equipment

The Company leases its primary office space under a noncancelable operating lease which expires in August 2016. Other office space and equipment are leased in various states under leases expiring through fiscal year 2013.

Minimum lease payments at August 31, 2011 for these operating leases are as follows:

Year ending August 31,	Total

2012	$1,358
2013	1,384
2014	1,274
2015	1,312
2016	1,352

Total	$6,680

Gross rent expense charged to operations was $1,416 in fiscal 2011.

Donlen Corporation and Subsidiaries

Notes to Consolidated Financial Statements

(In Thousands of Dollars)

9.                     Maintenance Services and Other Revenues

Maintenance services and other revenues at August 31, 2011 consisted of the following:

Year ended August 31,	Amount

Maintenance services
Maintenance service income	$17,470
National account sales	6,745
Purchase and disposal income	1,643
Remarketing fees	1,972
Other	4,578

$32,408

10.                  Related Party Transactions

The Company had various interest-bearing loans receivable from stockholders totaling $446 at August 31, 2010. The loans were due upon demand. The Company forgave the loans in 2011 and there were no outstanding balances at August 31, 2011.

At August 31, 2011, the Company has notes receivable from GreenDriver, Inc. of $439, which are due in fiscal 2012 and are charged interest of 3.25%. The Company also had other receivables due from GreenDriver of $98 at August 31, 2011.

11.          Derivatives

Fair Value Hedges

The Company, at times, uses fixed rate debt instruments to finance certain of its activities. These debt obligations expose the Company to risks in the change of the fair value of the debt due to changes in benchmark interest rates such as LIBOR. The Company’s objective is to limit the impact of these fair value changes through the use of interest rate swap agreements to effectively convert fixed rate debt obligations to variable rates. The Company does not engage in speculative trading of financial instruments or contracts. During 2011, the Company’s interest rate swap agreements covering fixed rate debt in the notional amount of $75,000 expired.

Cash Flow Hedges

The Company, at times, uses floating rate debt instruments to finance certain of its activities. These debt obligations expose the Company to risks in the change of the cash flows of the debt due to changes in benchmark interest rates such as LIBOR. The Company’s objective is to limit the impact of these cash flow changes through the use of interest rate swap agreements to effectively convert floating rate debt obligations to fixed rates. The Company does not engage in speculative trading of financial instruments or contracts.

As of August 31, 2011, the Company had interest rate swap agreements maturing in September 2012, covering a notional amount of $31,200 relating to floating rate debt. The Company receives floating rate interest payments and pays fixed rate interest and designates the agreements as cash flow hedges.

Donlen Corporation and Subsidiaries

Notes to Consolidated Financial Statements

(In Thousands of Dollars)

At August 31, 2011, the fair value of these interest rate swap agreements included in accounts payable and accrued expenses was approximately $310.

The Company is exposed to credit risk in the event of nonperformance by the counterparty to the swap agreements.

12.          Contingencies

At times, the Company may be involved in various legal actions or lawsuits. It is the opinion of management and of legal counsel that the outcome of any pending legal actions or lawsuits will not materially affect the operations or the financial position of the Company.

13.          Subsequent Events

The Company has evaluated subsequent events through October 21, 2011, the date the financial statements were available to be issued.

Effective September 1, 2011, the Company entered into a transaction which resulted in the sale of all of the Company’s fully diluted shares for $250,000 including $7,650 for the controlling interest of GreenDriver, Inc. and the noncontrolling interest of Fleet Leasing. The merger-related transaction expenses incurred in 2011 of $5,473 consist of investment banking fees of $3,822 and legal and other professional fees of $1,651.